Exhibit 5.1

+1 202 663 6000 (t)

+1 202 663 6363 (f)

wilmerhale.com

January 24, 2020

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Re:	2.400% Senior Notes due 2030

Ladies and Gentlemen:

We have acted as counsel for State Street Corporation, a Massachusetts corporation (the “Company”), in connection with the offer and sale of $750,000,000 aggregate principal amount of the Company’s 2.400% Senior Notes due 2030 (the “Notes”), pursuant to an Underwriting Agreement, dated as of January 21, 2020 (the “Underwriting Agreement”), among the Company and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. as representatives of the several underwriters listed on Schedule I thereto. The Notes will be issued pursuant to an Indenture (the “Base Indenture”), dated as of October 31, 2014, between the Company and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 8, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s prospectus supplement dated January 21, 2020 (the “Prospectus Supplement”) to the prospectus, dated November 2, 2017 (the “Base Prospectus”), each relating to the Registration Statement on Form S-3 (File No. 333-221293) filed by the Company with the Commission on November 2, 2017. Such Registration Statement, in the form in which it became effective, including any amendment thereto, and the documents incorporated by reference therein and the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is referred to herein as the “Registration Statement.”

We have examined and relied upon (i) corporate or other proceedings of the Company regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Notes, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the Prospectus Supplement, (v) the Underwriting Agreement and (vi) the Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006

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State Street Corporation

January 24, 2020

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company provided to us by the Company.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, (ii) the Indenture will be a valid and binding obligation of the Trustee and (iii) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed the due authentication of the Notes by the Trustee, and that at the time of the issuance and sale of the Notes, the Board of Directors of the Company has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Notes.

We express no opinion herein as to the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts and the State of New York and the federal laws of the United States of America.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Notes or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Notes, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when (i) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture,

State Street Corporation

January 24, 2020

and (ii) the Notes have been delivered to the purchasers thereof against payment of the consideration therefor in accordance with the terms of the Underwriting Agreement as duly approved by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about January 24, 2020, which Form 8-K will be incorporated by reference into the Registration Statement, and to the use of our name therein and in the related Base Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,		+1 212 230 8800 (t) +1 212 230 8888 (f) wilmerhale.com
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006

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